UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2008
Post Properties, Inc.
Post Apartment Homes, L.P.
(Exact name of registrant as specified in its charter)
Georgia
Georgia
(State or other jurisdiction of incorporation)
1-12080
0-28226
(Commission File Number)
58-1550675
58-2053632
(IRS Employer Identification Number)
4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327
(Address of principal executive offices)
Registrant’s telephone number, including area code (404) 846-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On January 23, 2008, Post Properties, Inc. issued a press release announcing that its Board of Directors has authorized management to initiate a formal process to pursue a possible business combination and to seek proposals from potentially interested parties.
The Company also stated that it has received an unsolicited written proposal from Cadim and Williams Realty Advisors, LLC to acquire all of the Company’s outstanding common shares at a price range of $44 to $47 per share in cash. Cadim is a division of Caisse de depot et placement du Quebec; Williams Realty is controlled by John A. Williams, former chairman and chief executive officer of Post Properties. The proposal states that it is subject to a due diligence condition, but is not subject to any financing contingencies. The Cadim/Williams group will be invited to participate in the formal process being initiated by the Company.
The Company does not expect to disclose further information regarding the status of the formal process until the process has been completed. The Company emphasizes that there can be no assurance that the initiation of the formal process to pursue a possible business combination will result in any transaction.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.
Item 9.01. Financial Statements and Exhibits.
99.1	Press Release.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: January 23, 2008

POST PROPERTIES, INC.
By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: January 23, 2008

POST APARTMENT HOMES, L.P.
By: POST GP HOLDINGS, INC.,
as General Partner

By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Index
99.1	Press Release.